As filed with the Securities and Exchange Commission
                             on February 12, 1998
                                                   Registration No. 333-

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                             THE PANDA PROJECT, INC.
             (Exact name of registrant as specified in its charter)

             Florida                                   65-0323354
       ------------------------                    ---------------------
     (State or Other Jurisdiction of                 (I.R.S. Employer
     Incorporation or Organization)                Identification Number)

            901 Yamato Road, Boca Raton, Florida               33431
     ----------------------------------------------------------------------
          (Address of Principal Executive Offices)           (Zip Code)

                       THE PANDA PROJECT, INC. 401(k) PLAN
                             (Full Title of the Plan)

                                 C. Daryl Hollis
               Executive Vice President and Chief Financial Officer
                             The Panda Project, Inc.
                                 901 Yamato Road
                           Boca Raton, Florida  33431
                  -----------------------------------------------
                      (Name and Address of Agent For Service)

                                  (561) 994-2300
           -------------------------------------------------------------
           (Telephone Number, Including Area Code, of Agent for Service)

                        CALCULATION OF REGISTRATION FEE
                        -------------------------------

                                   Proposed       Proposed
  Title of                         maximum         maximum        Amount of
securities to   Amount to be   offering price     aggregate     registration
be registered    registered       per share     offering price       fee
-------------    ----------       ---------     --------------     --------
Common Stock,     25,000
$.01 par value    shares(1)        $4.75 (2)    $118,750.00 (2)    $35.63

(1) Represents shares of the Registrant's Common Stock, par value $.01 per share (the "Common Stock"), to be issued by the Registrant in connection with awards made under the The Panda Project, Inc. 401(k) Plan (the "Plan").
    This Registration Statement also covers such indeterminable number of additional shares as may become issuable to prevent dilution in the event of stock splits, stock dividends or similar transactions pursuant to the terms of the Plan. In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement covers an indeterminate amount of interests to be offered or sold pursuant to the Plan.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) of the Securities Act of 1933, as amended (the "Securities Act"), and based upon the average of the high and low prices of the Registrant's Common Stock as reported by the Nasdaq National Market on February 9, 1998.

                     STATEMENT OF INCORPORATION BY REFERENCE

     This Registration Statement on Form S-8 incorporates by reference the contents of the Registration Statement on Form S-8, File No. 333-26053, which Registration Statement relates to the Registrant's 401(k) Plan.

                                  SIGNATURES
                                  ----------

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Boca Raton, Florida, on the 12th day of February, 1998.

                                        THE PANDA PROJECT, INC.

                                        By:  /S/Stanford W. Crane, Jr.
                                             -------------------------
                                             Stanford W. Crane, Jr.
                                             President

                                POWER OF ATTORNEY
                                -----------------

     We, the undersigned officers and directors of The Panda Project, Inc., hereby severally constitute Stanford W. Crane, Jr. and C. Daryl Hollis, and any of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable The Panda Project, Inc. to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature              Title                        Date
---------              -----                        ----


--------------------   Chief Executive Officer, President )  February 12, 1998
Stanford W. Crane, Jr. and Director (Principal Executive  )
                       Officer)                           )
                                                          )
---------------------  Executive Vice President and Chief )  February 12, 1998
C. Daryl Hollis        Financial Officer (Principal       )
                       Financial and Accounting Officer   )
                                                          )
---------------------  Director                           )  February 12, 1998
James T.A. Wooder                                         )
                                                          )
                                                          )
                                                          )
---------------------  Director                           )  February 12, 1998
Claud L. Gingrich                                         )
                                                          )
                                                          )
                                                          )
---------------------  Director                           )  February 12, 1998
Rao R. Tummala                                            )



     Pursuant to the requirements of the Securities Act of 1933, as amended, The Panda Project, Inc. 401(k) Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Boca Raton, Florida, on the 12th day of February, 1998.

                                        THE PANDA PROJECT, INC. 401(k) PLAN


                                        By: /S/ C. Daryl Hollis
                                           -----------------------------
                                           C. Daryl Hollis, Executive
                                           Vice President of The Panda
                                           Project, Inc., Plan Sponsor

                               Exhibit Index
                               -------------

Exhibit          Description of Exhibit                                  Page

  4.1    --      Amended and Restated Articles of Incorporation
                 of the Company, as amended (filed as Exhibit 3.1
                 to the Company's Registration Statement on
                 Form S-3 (File No. 333-39287)............................    *

  4.2    --      Amended and Restated By-Laws of the Company
                 (filed as Exhibit 3.2 to the Company's Registration
                 Statement on Form S-3 (File No. 333-39287)...............    *

  4.3    --      Specimen Certificate of Common Stock of the Company
                 (filed as Exhibit 4.1 to the Company's Registration
                 Statement on Form SB-2 (File No. 33-76694-A).............    *

  5.1    --      Opinion of Holland & Knight..............................

  23.1   --      Consent of Holland & Knight (included in Exhibit 5.1)....

  23.2   --      Consent of Price Waterhouse LLP..........................

  24.1   --      Power of Attorney (included on page 3)....................

* Incorporated herein by reference

                                                            EXHIBIT 5.1



                              HOLLAND & KNIGHT LLP
                                  [LETTERHEAD]



                                                  February 12, 1998


The Panda Project, Inc.
901 Yamato Road
Boca Raton, FL  33431

          RE: THE PANDA PROJECT, INC. (THE "COMPANY") - REGISTRATION STATEMENT ON FORM S-8

Gentlemen:

You have requested our opinion in connection with the above-referenced Registration Statement (the "Registration Statement") in connection with the registration for sale of an aggregate of 25,000 shares (the "Shares") of the common stock, $.01 par value per share, of the Company (the "Common Stock"), which may be issued by the Company to participants in The Panda Project, Inc. 401(k) Plan (the "Plan").

We have reviewed copies of the Articles of Incorporation and Bylaws of the Company, and have examined such corporate documents and records and other certificates, and have made such investigations of law, as we have deemed necessary in order to render the opinion hereinafter set forth.

Based upon and subject to the foregoing, we are of the opinion that the Shares are duly authorized, and, assuming the Company receives payment of fair value for the Shares, when the Shares are fully paid for in accordance with the terms and conditions set forth in the Plan, such Shares will be, assuming no changes in the applicable law or pertinent facts, validly issued, fully paid and nonassessable.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                             Very truly yours,

                                             Holland & Knight LLP


                                             By:  /s/ HOLLAND & KNIGHT LLP

                                                                  EXHIBIT 23.2


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of The Panda Project, Inc. of our report dated May 22, 1997, except as to Note 16, which is as of June 23, 1997, appearing on page F-2 of The Panda Project Inc.'s Annual Report on Form 10-K for the year ended March 31, 1997. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page F-22 of such Annual Report on Form 10-K.


/s/ PRICE WATERHOUSE LLP
-------------------------

Price Waterhouse LLP
Fort Lauderdale, Florida
February 9, 1998